RUGER®

Analyst & Shareholder Day

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Agenda

- Welcome / Introductions
- Lean 101
- Starting Point
- Current State
- Factory Tour
- Future Vision
- Questions

Welcome / Introductions

- Mike Fifer, President and CEO
- Tom Dineen, CFO
- Tom Sullivan, VP, Newport Operations
- Chris Killoy, VP, Sales and Marketing
- Steve Maynard, VP Lean

Lean 101

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"All we are trying to do in Lean Production is to get one process to make only what the next process needs, when it needs it. We are trying to link all processes - from raw materials to final consumer - in a smooth flow without detours that generates the shortest lead time, highest quality, and lowest cost."

\- John Shook, Lean Enterprise Institute

PDCA Cycle


PLAN
DO
CHECK
ACT

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8 Kinds of Waste

	Overproduction	Waiting
Transportation	Over Processing	Inventory
Motion	Rework	People Utilization

The Toyota Production System (TPS)

- Focused on:
  - Reducing Waste
  - Improving Processes
  - Changing the Culture to a "Learning Culture"

- TPS Affects Every Part of the Organization:
  - Operations
  - Product Development
  - Sales & Marketing
  - Finance

TPS: Top-Down & Bottom-Up Approach

- Strategy Deployment:
  - Ties Corporate Goals to Specific Initiatives
  - Reviewed Monthly

- Lean Tools, Tactics, Strategies:
  - Business Units
  - Lean Production Tools
  - Quality Approach

Lean Tools, Tactics, Strategies

Business Units:

- Product (not Process) Focused Teams
- Includes Virtually all Resources Required to Bring the Product from Raw Materials to the Customer
- Organizational Structure Based on Small Teams
- Focus on Multi-Directional Communication

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Lean Tools, Tactics, Strategies

Lean Production Tools:

- Focus on Reducing Throughput Time, Exposing & Solving Problems
- Extensive Use of PDCA Cycle
- Single Piece Flow, Pull, Mistake-Proofing, Visual Management, etc.

Quality Approach:

- Quality Built into Processes
- Mistake-Proofing
- 100% In-Process Inspection

Starting Point

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Starting Point: 2006

- Disjointed Operations:
  - Factory Set Up by Process (Drilling, Milling, Assembly, etc.)

- Component Production in Large Batches:
  - Drove Long Throughput Times (as Long as 4-6 Months)
  - High Levels of Scrap & Rework
  - Poor Delivery: Never Had What Customers Really Wanted
  - Very Low Inventory Turns (<1)

Starting Point: 2006

- Piecework Culture:
  - Overproduction of Wrong Parts
  - No Management: Only Expediters
  - Very Little Teamwork, Poor Culture

- Hidden Factory:
  - Insufficient Process Documentation
  - Problems Hidden, Very Little Accountability

Current State

Current State: 2012

- Business Units in Place
- Value Streams Set Up for All Product Families
  - From Component/Assembly Cells to "Supercells"
  - Throughput Times Reduced to 1 Week or Less
- Problems Identified & Fixed Quickly (Usually Permanently)
- Costs Reduced/Volumes, Productivity & Margins up Significantly
- Inventory Dramatically Reduced
- Running 20+ Hours/Day, 6 Days/Week

Factory Tour

Factory Tour

- Foundry:
  - Progress from Traditional Foundry (with Cells) to Single Setup Flow "Supercell"
- GFM:
  - Single Piece Flow (SPF) Manufacturing Cells Building to Pull Signal (Kanban) from Gun Factory
- Gun Factory:
  - Product Family-Based, Single-Piece Flow Component/Assembly & Supercells

Factory Tour

- Visual Controls for Cells:
  - Hour by Hour Charts
  - Concern / Countermeasure / Corrective Action (CCCA) Charts
  - Standard Work Documents
  - Kanban/Pull Systems
- Lean Assessment:
  - *As we tour, use Lean Assessment Sheet to benchmark what you see, we'll discuss after the tour.*

Factory Tour: Lean Assessment Sheet

Rank	Production Instruction	Shipping Management	Finished Part Management	Inventory Management	Material Handling	In-Process Inventory	Production Flow	Process Flexibility	Man/ Machine Separation	Quality	Standards	5S	Visual Control	Information Flow	Favorable Environment	Management System
World Class 6	Ultra-frequent (< 10 minutes) withdrawal from process based on ideal kanban cycle.	Staging area used to find delivery problems prior to shipment. Corrective Action taken.	Buffer & safety stock used to identify opportunities for Kaizen.	All finished goods in Staging, Buffer and Safety Stock area. Stock at Cell is limited.	Ultra-frequent conveyance that supports the production system.	Standard in process stock used. Small quantity of finished goods at operation.	Cell layout permits only one by one operation in an efficient manner. Hard to add in process stock.	Multi-skilled operators with balanced work. Matches needed teammembers to the demand.	Team Member only loads in quick, easy moves. Self stopping, one touch start and Andon features built in.	Defects cannot be built (built in quality.) Process parameters monitored to maintain quality.	Systems in place to develop & maintain job standards. Procedures to update based on team member kaizens.	Procedure to manage 5S improvements. Periodic checks by management to maintain and improve.	Schedule, pace, problems and kaizen clear at a glance. Top management knows conditions and/or corrective action.	Every management level has a keen interest in factory and office operations.	Teammembers enthusiastically identify and eliminate waste as part of daily routine.	Business strategy, organization, policies, measures, and accounting systems aligned to TPS.
5	Very frequent (<1 hour withdrawal based on material handling system or other.	Staging area used to prepare load and find shortage prior to shipment time. Corrective Action taken.	Buffer & safety stock based on knowledge of the actual capability.	Low inventory (1 day) that absorbs changes in customer order and production volume.	Frequent move of small lots using a pull system. Easy to tell number of TeamMembers needed.	Standard in process stock but higher than needed. High level of finished goods kept at operation.	Process flow cell but allows a higher level of WIP than needed. One Team Member can operate.	Restrictions that limit line flexibility. Good work balance (wait<10%) with multi-skilled TeamMember.	Team Member loads and unloads. More than one feature: self stopping, one touch start or Andon.	Built in quality using line stop methods prevent defects from being passed. Problem solving and corrective action.	Systems to help team members maintain the standard. Kaizen changes may not be documented.	5S principle are used in support areas (e.g. bulletin boards, conference rooms, offices)	Andon or other method enables group leader to quickly find any problem. Quick response and corrective action to most problems.	Management practices direct observation (Go See) at least once per day, and actively supports TeamMember ideas.	Ability to find problems and improvements. Kaizen by team members, but not directed to area of company's greatest need.	Sales, marketing & admin. policy, organization and measures support TPS. Some re-organization in these areas.
4	Periodic withdrawal (>40/shift) from process based upon shipping quantity.	Staging at a fixed time before shipping. Shortage found too late. No Corrective Action taken.	Finished goods maintain FIFO. Level is clear at a glance.	High inventory (2 - 5 days) that absorbs changes in customer order and production volume.	Standardized material handling using pull system, but quantities are usually large.	Easy to tell the next process for material, but quantity is higher than needed. Less than box size.	Process flow cell but does not permit one Team Member to operate. Allows a high level of WIP.	TeamMember works several process types. TeamMember moves are rhythmic but wait time is too long.	Self stopping devices permit other work. Team Member may run several machines of one or more types.	In-line check and in-line repair. Inspection method is clear and method built in team member's job.	Most items standardized & usually followed. Few standards are out of date or obsolete.	Organization and labeling of Team Member tools & fixtures and small items. Rules are followed out most of the time.	Production board used to pick up major problems and highlight kaizen. Easy to see but reaction is usually slow.	Managers work on immediate solutions to problems they know about, but don't practice root cause analysis	Idea system to promote team member involvement. Small kaizen important and encouraged.	Most operational measures supportive of TPS. Substantial departmental realignment to support TPS.
3	Kanban sets production schedule based on take time and daily production instruction.	Unclear when load should be completed for shipping, but staging is used. Process no managed.	Only finished goods stored in warehouse. Organized by product or by customer.	High level of inventory but easy to see amount at fixed locations at a glance.	Assigned material handler with large quantity conveyance. Not standardized.	Limited in process stock at a high level due to lot size or process capability, but organized.	Machine layout that looks like cell. Process flow not kept, but has aids to clarify the production flow.	TeamMember knows only one type of process. Some effort to train Team Member. High wait time (10 to 30%)	Team Member may run several of the same type of machines but still has to monitor operation.	In-line check and off line repair. Inspection. Inspection standard clear and teammember trained.	Some items standardized mainly in the plant. Some standards out of date or obsolete.	Clean & organized workplace. Scrap, rework and delays clearly separated.	Only severe problems are recorded. Limited corrective action activity. Monthly reports to pick up.	Communication of problems to support staff but response is slow. Status of solutions unclear.	Kaizen limited to big events. Small kaizens not promoted. "Big" kaizen without teammembers involved.	Some revision of measurement systems for production to support TPS. Some organization and policy changes.
2	Other methods: Enter daily, weekly or monthly scheduling.	Some type of staging area, but method is unclear.	All material -- WIP and finished products -- stored in warehouse.	Material in warehouse organized for easy handling, but quantity unclear.	Push method used to deliver to the floor. Lot size based on shipping container.	Large quantity of in process stock kept at cell. Difficult to tell previous or next process.	Processes in the same general area or building, but not organized in production sequence.	TeamMember knows only one process type and does not have training. Methods vary by Team Member.	One Team Member assigned to one machine. Team Member waits on machine to finish.	Inspection away from the operation. Some inspection standard, but not clear.	Some standards at the job, but most are not easy to follow and/or are out of sight.	Workplace looks organized, but difficult to identify proper locations. Unneeded items present.	Some problems recorded but severity or extent of problems is not clear.	Most problems hidden from management. Only TeamMember or supervisor know the real problems	Improvement relies on table discussions and paper study. Takes too long. Improvement = new machine.	Measures and policies inhibitive to TPS have been relaxed to allow pilot improvement.
Status Quo 1	Difficult to understand. Either supervisor or TeamMember decides schedule.	No idea of how to stage. Material to ship is not staged for loading until truck is at the dock.	Material store all over. Impossible judge level needed to support customer requirements.	No set locations for inventory. F/G, WIP and raw stored in available space.	No organization to material handling process. Unclear what materials to move or when.	In process part storage is in centralized warehouse. No attempt to organize flow of material.	Separate departments or buildings for each process. Hard to see production flow.	TeamMember sets pace and method to do the job. No consistency between TeamMember's.	Team Member has to watch the machine to insure that process is completed properly	No inspection method or standard. Not consistent between Team Members.	No standards visible at the job for methods or quality. What should be done and by whom is not clear.	No workplace organization. Usually appears cluttered or dirty. Cannot tell what is needed or not.	Difference between normal and abnormal (problem) conditions not clear at all.	Management unaware of problems in office or factory. Performance judged by monthly financial reports	Teammembers ideas ignored or dismissed by managers and engineers. Little emphasis on improvement.	Technical aspect of TPS has been layered over old management system. Kaizen inhibited.
	Production Instruction	Shipping Management	Finished Part Management	Inventory Management	Material Handling	In-Process Inventory	Production Flow	Process Flexibility	Man/ Machine Separation	Quality	Standards	5S	Visual Control	Information Flow	Favorable Environment	Management System

Factory Tour: Route

- Start at Pine Tree Castings (PTC) with Legacy Foundry Process (*Story boards along tour route explaining process, improvements.*)
- Mini Foundry Last Stop at PTC
- Van Ride to Gun Factory:
- Start with Strategy Deployment, New Plant Layout Displays
- Mini-14 (*Include story board for daily management.*)
- Down Main Aisle Past Legacy Component Cells
- Stop at Raw Material Warehouse (*Story board for supplier pull system.*)

Factory Tour: Route

- Down Far Aisle Past Legacy Single-Action Component Cells
- Stop at Small Parts to Look at Last Remaining Batch Ops
- Stop at SP101 Cell: (*Story board for standard work.*)
- Through Tunnel Past 10/22
- Stop at LCR "Supercell"
- Stop at Ruger American Rifle "Supercell"
- Into Conference Room C for Debrief, Feedback & Questions

Feedback

Future Vision

- Continued Focus on Operational Excellence
- Many Opportunities Ahead:
  - Productivity Improvements on Both Shop Floor & Non-Production Areas
  - Supply Chain Improvements
  - Keep Working on Deploying Lean Knowledge
  - Keep Working on Developing Learning Culture

Questions

RUGER®

Thank You!

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